FOR IMMEDIATE RELEASE
June 4, 2018

Investor Contacts:

Andrew Slabin
Andrew_slabin@discovery.com
212-548-5544

Jackie Burka
Jackie_burka@discovery.com
212-548-5642

DISCOVERY AND PGA TOUR TO CREATE FIRST-OF-ITS-KIND INTERNATIONAL GOLF SERVICE

(New York, NY) - To elaborate on the attached press release, Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) will be hosting a 30 minute conference call for investors this morning at 8:00 a.m. ET to discuss the transaction.

•
Discovery, Inc. (“Discovery” or “the Company”) is investing $2 billion for the global PGA Tour rights across all platforms, outside the United States, for the years 2019 through 2030, as described in the attached press release.

•	Similar to the successful Olympics model, Discovery intends to monetize the rights through a combination of sublicensing, advertising, affiliate and digital subscription revenues.

•
The amount of the rights payments will increase over time, as additional rights in new countries become available. The estimated rights costs are approximately $50 million per year in 2019 and 2020, $100 million in 2021 and then ramping up through 2030.

•	Discovery is planning for additional marketing, operational and other expenses of around $20 to 30 million per year in the first 3 years as the Company builds out the product and platform.

•	Consequently, Discovery expects minimal start-up losses in the early years, as the Company builds and scales the global product, and then positive cash flows over the total life of the deal.

•	This investment in a global OTT platform further enhances Discovery’s pivot towards direct to consumer business models.

Conference Call Information

Discovery will host a conference call today at 8:00 a.m. ET to discuss the transaction. To listen to the call, PLEASE VISIT https://corporate.discovery.com or dial 1-844-452-2811 inside the U.S. and 1-574-990-9832 outside of the U.S., using the following passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 28, 2018. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in the Company's programming, strategic growth initiatives, and the timing and effects of the Scripps acquisition and related transactions. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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FOR IMMEDIATE RELEASE
June 4, 2018

Discovery and PGA TOUR to Create First-of-its-Kind
International Golf Service

–	Unprecedented 12-year alliance, to begin in 2019 and go through 2030, includes global television and multi-platform live rights, outside the United States, to all PGA TOUR media properties*

–	Development of a new PGA TOUR-branded OTT video streaming service to engage international golf fans across every mobile screen and device in 220 markets and territories

–	Includes premium golf content of approximately 2000 hours from 40+ PGA TOUR events and nearly 150 tournaments per year, including THE PLAYERS Championship, FedExCup Playoffs, and the Presidents Cup.

–	Discovery and PGA TOUR media conference call at 9:30 ET today (details below)

NEW YORK and LONDON - Discovery and the PGA TOUR today announced plans to form a pioneering strategic alliance to create a new international multi-platform home for golf, delivering the sport’s most exciting moments, players and championships to passionate fans around the world on every screen and device. The alliance will seek to benefit the game worldwide, helping to drive golf’s fan base and grow the sport around the world.

The unprecedented 12-year relationship, to begin in 2019 and carry through 2030, would include global multi-platform live rights, outside the United States, to all PGA TOUR media properties totaling approximately 2000 hours of content per year, including the six Tours operating under the PGA TOUR umbrella and nearly 150 tournaments annually, including THE PLAYERS Championship, the FedExCup Playoffs, and the Presidents Cup.

In addition to live linear rights in 220 markets and territories, the alliance will include the creation of a dedicated, PGA TOUR-branded, OTT video streaming service that will capitalize on Discovery’s direct-to-consumer product and platform expertise as home to the Eurosport Player. Discovery expects to invest more than $2 billion over the course of the alliance, including licensing of the PGA TOUR’s international media rights and building a global OTT platform available outside the United States, with a gradual increase of annual investment during the term.

Building on a heritage of world-class coverage and storytelling, Discovery will broadcast the PGA TOUR on its portfolio of pay-TV and free-to-air channels, digital and short-form platforms, and will work with the PGA TOUR on how to capture all access to the action and its extensive non-live and library rights for all media platforms.

David Zaslav, President and CEO, Discovery, said: “Today is a fantastic day for golf fans around the world as Discovery proudly partners with the PGA TOUR to create something that has never been done before. The long-term partnership between the PGA TOUR and Discovery will create the new global Home of Golf, including delivering over 2000 hours of live content year-round and this prestigious sport’s greatest moments, stories and athletes.  Following our successful first Olympic Games in PyeongChang, Discovery will contribute its strong global distribution and promotional infrastructure, in-market relationships, global sports expertise with direct-to-consumer platforms and brands to create a valuable new long-term Home of Golf offering in every market outside the US.”

Jay Monahan, Commissioner, PGA TOUR, said: “This is an exciting next step for the PGA TOUR, which presents a tremendous opportunity to accelerate and expand our media business outside the United States, better service our international broadcast partners, and drive fan growth with a deeply experienced strategic global partner. This partnership aligns very well with the opening of PGA TOUR offices in London, Tokyo and Beijing in recent years and will support our long-term objectives of growing the game of golf. It also will deliver more value to our sponsors as it presents a tremendous opportunity to engage new and diverse audiences around the world.”

Since 2007, the PGA TOUR has negotiated all of its non-U.S. broadcast rights deals on its own. The alliance between Discovery and the PGA TOUR will capitalize on the two organizations’ expertise in managing international multi-platform rights and launching the new digital service. Working together, the parties expect to execute on a robust international distribution and broadcast partner strategy for the portfolio of some of golf’s most prestigious tournaments featuring the world’s greatest players, optimizing reach across free-to-air, pay-TV and digital.

The collaboration brings together two highly complementary global brands and storytellers with a rich heritage in sports, uniting the PGA TOUR’s rich content, production assets, media rights and worldwide media partner associations with Discovery’s deep expertise and relationships in local media markets worldwide, its vast marketing and promotional platforms globally and its proven record in maximizing multi-platform engagement around the biggest and most watched sports events.

The business will be led by Discovery’s Alex Kaplan, President and General Manager of the new Discovery and PGA TOUR venture. Kaplan previously was EVP, Commercial for Eurosport Digital where he helped grow the Eurosport D2C business to over 1 million subscribers. Prior to joining Discovery, Kaplan was Senior Vice President, Global Media Distribution, for the NBA, responsible for global direct-to-consumer strategy and business operations. Prior to the NBA, Kaplan spent 10 years at DIRECTV/AT&T, where he led the organization responsible for DIRECTV Sports and oversaw Revenue and Entertainment products and services. The full management team will be announced in due course and include the PGA TOUR’s Thierry Pascal as Senior Vice President and Head of Distribution.

Kaplan said: “I am incredibly excited to work with David Zaslav and JB Perrette to take international coverage of PGA TOUR golf to the next level. We can’t wait to get started and build a world-class global platform and long-term distribution strategy to turn the vision of this partnership into a reality. By joining forces with the outstanding PGA TOUR team, led by Jay Monahan and Rick Anderson, we have a unique opportunity to build an amazing product that will serve the fans with the golf content they love on every screen.”

Discovery has demonstrable experience in managing global sports rights, optimizing viewership and engagement on its own and partner platforms. For example, Discovery is the Home of the Olympics in Europe and, through its leading sports brand Eurosport, shows premium and fully localized sports coverage all year round on TV and Europe’s number one OTT streaming service, Eurosport Player, in 54 markets. Discovery provides world-class expertise in international sports rights and distribution and is the European gatekeeper for all TV and multimedia rights for four Olympic Games (2018 - 2024).**

For the Olympic Winter Games PyeongChang 2018, Discovery established more than 40 free-to-air broadcast partnerships, delivering every minute of the Olympic Games via OTT for the first time across Europe. It also struck innovative social media partnerships to reach younger audiences, such as establishing Snapchat’s first Olympics collaboration in Europe. Discovery delivered record-breaking TV and digital viewership for the Games, including 63% of the population in Europe interacting on Discovery’s own free-to-air, pay-TV and digital platforms and those of its broadcast partners.
-ENDS-

Conference Call Information:
David Zaslav, Discovery President and CEO, and Jay Monahan, PGA TOUR Commissioner, will hold a media conference call today, June 4, 2018 at 9:30 a.m. ET to discuss. To join the call, dial 866-638-4435 (US) or +1 850-429-1388 (International).

Media Contacts:

Discovery:

U.S:
Bill Launder
Bill_launder@discovery.com
212-548-5693

International:
Fiona McLachlan
Fiona_McLachlan@discovery.com
+33650359657

PGA TOUR

Chris Smith
chrissmith@pgatourhq.com
904-273-3379

Notes to Editors:
*Rights in all markets (excluding the United States) to be managed by Discovery through the strategic alliance with PGA TOUR by 2024. The rights starting dates by territory are shown below:

Date	Markets
2019	Australia, Canada, Italy, Japan, Netherlands, Portugal, Russia, Spain
2020	Poland, South Korea
2021	Belgium, China, Germany, South Africa
2022	Denmark, Finland, India, Norway, Sweden, UK
2024	France

**Discovery’s Olympic Games agreement excludes France 2018-2020. Excludes Russia. Official Broadcaster in the UK 2018 and 2020.

About Discovery, Inc.
Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is the global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps and Discovery Kids Play; direct-to-consumer streaming services such as Eurosport Player and Motor Trend OnDemand; and digital-first and social content from Group Nine Media. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, Turbo/Velocity, Animal Planet, and Science Channel, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit www.corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

About PGA TOUR
By showcasing golf’s greatest players, the PGA TOUR engages, inspires and positively impacts our fans, partners and communities worldwide. The PGA TOUR co-sanctions more than 130 tournaments on the PGA TOUR, PGA TOUR Champions, Web.com Tour, PGA TOUR Latinoamérica, Mackenzie Tour-PGA TOUR Canada, and PGA TOUR Series-China. Members of the PGA TOUR represent the world’s best players, hailing from 25 countries (85 members are from outside the United States). Worldwide, PGA TOUR tournaments are broadcast to more than 1 billion households in 226 countries and territories in 23 languages. Virtually all tournaments are organized as non-profit organizations to maximize charitable giving. In 2017, tournaments across all Tours generated a record of more than $180 million for local and national charitable organizations, bringing the all-time total to $2.65 billion. The PGA TOUR's web site is PGATOUR.COM, the No. 1 site in golf, and the organization is headquartered in Ponte Vedra Beach, Florida.